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                                                                    Exhibit 99.1

LOGO

RAILAMERICA

AT THE COMPANY                                            FOR IMMEDIATE RELEASE
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Wayne A. August                                             December 19, 2001
Assistant Vice President Investor Relations
(561) 994-6015


                       RAILAMERICA COMPLETES $54.3 MILLION
                        PRIVATE PLACEMENT OF COMMON STOCK

BOCA RATON, FL - DECEMBER 19, 2001 -- RailAmerica, Inc. (Nasdaq: RAIL), the world's largest operator of short line and regional freight railroads, today announced that it has completed a private placement of its common stock in the aggregate amount of approximately $54.3 million. Investors in the private placement included Capital Research & Management, Putnam Investments, and Banc of America Capital Management, among others.

         The offering consisted of the sale of 4,344,300 shares of the Company's common stock at a price of $12.50 per share. The Company plans to use the proceeds from the offering to complete its recently announced agreements to acquire the railroad holding companies of ParkSierra Corp. and the StatesRail Companies, as well as for other proposed acquisitions, reduction of debt and other general corporate purposes. The securities sold have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         "This capital infusion by such a respected group of investors enables us to execute our acquisition strategy while de-levering our balance sheet," said Gary O. Marino, Chairman, President and CEO of RailAmerica. "This new equity, combined with approximately $45 million of our common stock to be issued to the owners of ParkSierra and StatesRail as part of those transactions, reduces our debt to equity ratio on a pro forma basis as of September 30, 2001 to less than 1.7 to 1."

         Marino continued, "By January 2002, we will have raised more than $150 million in equity through common stock private placements, conversion of preferred stock and through acquisition transactions. This completes our de-leveraging strategy that we implemented after closing the RailTex acquisition in February 2000. In addition, we continue to make progress on our non-core, non-strategic asset sale program and we anticipate completing a number of such sales by year-end. Finally, we are still aggressively involved in the acquisition arena and are excited by the substantial opportunities both domestically and abroad. Proceeds from our asset sales, coupled with the equity raised in this private placement, will allow us to pursue those opportunities without materially increasing our leverage."

         RailAmerica, Inc. (www.railamerica.com), the world's largest short line and regional railroad operator, currently owns 39 short line and regional railroads operating approximately 11,000 route miles in the United States, Canada, Australia and Chile. In North America, the Company's railroads operate in 22 states and six Canadian provinces. Internationally, the Company operates

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an additional 4,300 route miles under track access arrangements in Australia and
Argentina. In October 2001, RailAmerica was ranked 85th on Forbes magazine's list of the 200 Best Small Companies in America; in July 2001, the Company was named to the Russell 2000(R) Index.

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DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE CONTAINS
FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE PERFORMANCE OF RAILAMERICA THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, FUEL COSTS, FOREIGN CURRENCY RISKS, FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS, FAILURE TO SERVICE DEBT, FAILURE TO SUCCESSFULLY MARKET AND SELL NON-CORE/NON-STRATEGIC PROPERTIES AND ASSETS, FAILURE TO ACCOMPLISH NEW MARKETING INITIATIVES, ECONOMIC CONDITIONS, CUSTOMER DEMAND, INCREASED COMPETITION IN THE RELEVANT MARKET, AND OTHERS. IN PARTICULAR, FORWARD-LOOKING STATEMENTS REGARDING EARNINGS AND EBITDA OF ENTITIES TO BE ACQUIRED ARE SUBJECT TO INHERENT ECONOMIC, FINANCIAL AND OPERATING UNCERTAINTIES, INCLUDING CHANGES IN ECONOMIC CONDITIONS, REALIZATION OF OPERATING SYNERGIES, THE ABILITY TO RETAIN KEY CUSTOMERS AND THE IMPACT OF UNFORESEEN COSTS AND LIABILITIES OF SUCH ENTITIES. WE REFER YOU TO THE DOCUMENTS THAT RAILAMERICA FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH AS THE FORM 10-K, FORM 10-Q AND FORM 8-K, WHICH CONTAIN ADDITIONAL IMPORTANT FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS TO DIFFER FROM ITS CURRENT EXPECTATIONS AND FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.

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